Exhibit 99.1

Innodata Reports Second Quarter 2024 Results; Record 66% Revenue Growth Year-Over-Year

NEW YORK – August 8, 2024 – INNODATA INC. (Nasdaq: INOD) today reported results for the second quarter ended June 30, 2024.

•	Revenue of $32.6 million, an increase of 66% year-over-year.

•	Earnings per basic and diluted share of $0.00, which includes the impact of recruitment costs of $3.6 million, compared to a net loss of $(0.8) million, or $(0.03) per basic and diluted share, in the same period last year.

•	Adjusted EBITDA of $2.8 million, an increase of 76% year-over-year.*

•	Won new Large Language Model (LLM) development programs and expansions for a Big Tech customer valued at approximately $87.5 million in annualized run rate revenue.

•	Notable new customer wins and expectations of others.

•	Raise guidance to 60% or more revenue growth in 2024.

*  Adjusted EBITDA is defined below.

Jack Abuhoff, CEO, said, “Innodata delivered another outstanding quarter, highlighted by record revenue growth of 66% year-over-year. During the quarter, we significantly expanded our partnership with a Big Tech customer while also gaining traction with others. We take great pride in the foundation we have built to establish Innodata as a leading partner of choice to deliver reliable, complex generative AI training data. We believe we are uniquely positioned to capture the enormous market opportunity and drive value for shareholders. Given the strong organic growth we are seeing, we are raising our 2024 full-year revenue growth guidance to 60% or more.

“Our gross margin and Adjusted EBITDA margin were down sequentially as a result of incurring $3.6 million of recruiting agency fees we incurred in the quarter to scale our operations in anticipation of significant 2H revenue growth. We recorded these costs as direct operating expenses in Q2.  However, we expect that our recruiting costs will reduce to approximately $300,000 in Q3. As a result of significantly lower recruiting costs, together with expected operating leverage from growth, we expect Adjusted EBITDA in Q3 to be approximately triple Q2 Adjusted EBITDA.”

Big Tech Customer Program Expansions

On June 3, 2024, Innodata announced it was awarded two new LLM development programs by one of its existing "Magnificent Seven" Big Tech customers. These programs are expected to deliver approximately $44 million of annualized run rate revenue and represents the single largest customer win in Innodata’s history. These awards are in addition to the new programs and program expansion with this customer announced on April 24, 2024, and May 7, 2024. In the one year that Innodata has been working with this customer, Innodata has landed new programs and program expansions that bring the total value of the account to approximately $110.5 million of annualized run rate revenue. Innodata aspires to replicate this success across the six other Big Tech customers already contracted for generative AI development and to land additional Big Tech accounts.

Growing Customer Base

In addition, the Company won several new engagements in the second quarter and expects to land several others in the near future. Some notables include a Big Tech company that would be a new customer – it is one of the most valuable companies in the world and one of the companies most often talked about in connection with generative AI. Another is with an existing Big Tech customer. In connection with this opportunity Innodata would aim to become certified to work on their premises. Being collocated with their engineering and operations teams would potentially enable Innodata to access new attractive opportunities. Innodata also expects to shortly sign a prominent social media platform that is building its own generative AI models and would be a new customer for Innodata.

Another noteworthy win was with a clinical provider in the healthcare market. While the Company’s Synodex platform has historically been used as a tool for supporting insurance underwriting, the Company has developed new technology that enables the platform to be utilized for certain clinical use cases. Innodata was also recently awarded a deal to provide news briefs and media monitoring to a federal government agency that will be leveraging the new generative AI capabilities built into Innodata’s Agility platform. Innodata is seeking to expand into the public sector, so it considers this a strategic win.

Strong Balance Sheet to Support Growth

Innodata continues to maintain a healthy balance sheet and remains in a solid financial position. As of June 30, 2024, cash balances were $16.5 million, up from $13.8 million at the end of 2023.

As Innodata continues to invest in growth, the Company has increased its receivables-based credit facility with Wells Fargo from $10 million to $30 million, subject to a borrowing base limitation, with an accordion feature that enables it to expand to up to $50 million subject to the approval of Wells Fargo. Innodata has also filed a registration statement with the Securities and Exchange Commission (“SEC”) to establish a universal shelf which, once declared effective by the SEC, would allow Innodata to sell up to an aggregate of $50 million of securities in registered offerings. Innodata believes this will preserve the flexibility to raise capital from time to time, if needed. The Company has no specific plans to raise money, and the uses of net proceeds from any such offering would be set forth in a prospectus supplement.

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 5:00 PM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-877-545-0523	(Domestic)
+1 973-528-0016	(International)
Participant Access Code	508227

1-877-481-4010	(Domestic Replay)
+1 919-882-2331	(International Replay)
Replay Passcode	50908

It is recommended that participants dial in approximately 10 minutes prior to the start of the call. Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (Nasdaq: INOD) is a global data engineering company delivering the promise of AI to many of the world’s most prestigious companies. We provide AI-enabled software platforms and managed services for AI data collection/annotation, AI digital transformation, and industry-specific business processes. Our low-code Innodata AI technology platform is at the core of our offerings. In every relationship, we honor our 30+ year legacy delivering the highest quality data and outstanding service to our customers. Visit www.innodata.com to learn more.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements include, without limitation, statements concerning our operations, economic performance, financial condition, developmental program expansion and position in the generative AI services market. Words such as “project,” “believe,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” “anticipate,” “indicate,” “predict,” “likely,” “estimate,” “plan,” “potential,” “possible,” “promises,” or the negatives thereof, and other similar expressions generally identify forward-looking statements.

These forward-looking statements are based on management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including, without limitation, impacts resulting from ongoing geopolitical conflicts, including between Russia and the Ukraine, Hamas’ attack against Israel and the ensuing conflict and increased hostilities between Iran and Israel; investments in large language models; that contracts may be terminated by customers; projected or committed volumes of work may not materialize; pipeline opportunities and customer discussions which may not materialize into work or expected volumes of work; the likelihood of continued development of the markets, particularly new and emerging markets, that our services support; the ability and willingness of our customers and prospective customers to execute business plans that give rise to requirements for our services; continuing reliance on project-based work in the Digital Data Solutions (DDS) segment and the primarily at-will nature of such contracts and the ability of these customers to reduce, delay or cancel projects; potential inability to replace projects that are completed, canceled or reduced; our DDS segment’s revenue concentration in a limited number of customers; our dependency on content providers in our Agility segment; the Company’s ability to achieve revenue and growth targets; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; a continued downturn in or depressed market conditions; changes in external market factors; the potential effects of U.S. monetary policy, including the interest rate policies of the Federal Reserve; changes in our business or growth strategy; the emergence of new, or growth in existing competitors; various other competitive and technological factors; our use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, or service interruptions; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other parts of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 4, 2024, as updated or amended by our other filings that we may make with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof.

We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the U.S. federal securities laws.

Company Contact

Marcia Novero

Innodata Inc.

Mnovero@innodata.com

(201) 371-8015

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP (“GAAP”), we provide certain non-GAAP financial information. We believe that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results. In some respects, management believes non-GAAP financial measures are more indicative of our ongoing core operating performance than their GAAP equivalents by making adjustments that management believes are reflective of the ongoing performance of the business.

We believe that the presentation of this non-GAAP financial information provides investors with greater transparency by providing investors a more complete understanding of our financial performance, competitive position, and prospects for the future, particularly by providing the same information that management and our Board of Directors use to evaluate our performance and manage the business. However, the non-GAAP financial measures presented in this press release have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures that we present may differ from similar non-GAAP financial measures used by other companies.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and its subsidiaries in accordance with U.S. GAAP before interest expense, income taxes, depreciation and amortization of intangible assets (which derives EBITDA), plus additional adjustments for loss on impairment of intangible assets and goodwill, stock-based compensation, income (loss) attributable to non-controlling interests, non-recurring severance, and other one-time costs.

We use Adjusted EBITDA to evaluate core results of operations and trends between fiscal periods and believe that these measures are important components of our internal performance measurement process.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is included in the tables that accompany this release.

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues	$32,553	$19,655	$59,057	$38,494
Direct operating costs	23,202	12,715	40,071	25,589
Selling and administrative expenses	9,020	7,574	17,325	15,371
Interest (income) expense, net	55	(7)	(29)	56
	32,277	20,282	57,367	41,016

Income (loss) before provision for income taxes	276	(627)	1,690	(2,522)

Provision for income taxes	285	188	709	406

Consolidated net income (loss)	(9)	(815)	981	(2,928)
Income attributable to non-controlling interests	5	-	6	3
Net Income (loss) attributable to Innodata Inc. and Subsidiaries	$(14)	$(815)	$975	$(2,931)

Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic	$(0.00)	$(0.03)	$0.03	$(0.11)
Diluted	$(0.00)	$(0.03)	$0.03	$(0.11)

Weighted average shares outstanding:
Basic	28,878	27,860	28,819	27,661
Diluted	28,878	27,860	32,691	27,661

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$16,509	$13,806
Short term investments – other	14	14
Accounts receivable, net	18,162	14,288
Prepaid expenses and other current assets	3,652	3,969
Total current assets	38,337	32,077
Property and equipment, net	3,271	2,281
Right-of-use-asset, net	4,627	5,054
Other assets	2,048	2,445
Deferred income taxes, net	1,736	1,741
Intangibles, net	13,910	13,758
Goodwill	2,044	2,075
Total assets	$65,973	$59,431

LIABILITIES, NON-CONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$9,079	$5,722
Accrued salaries, wages and related benefits	6,642	7,799
Deferred revenues	4,770	3,523
Income and other taxes	3,906	3,848
Long-term obligations - current portion	1,149	1,261
Operating lease liability - current portion	828	782
Total current liabilities	26,374	22,935

Deferred income taxes, net	86	22
Long-term obligations, net of current portion	6,995	6,778
Operating lease liability, net of current portion	4,247	4,701
Total liabilities	37,702	34,436

Non-controlling interests	(702)	(708)
STOCKHOLDERS’ EQUITY:	28,973	25,703
Total liabilities, non-controlling interests and stockholders’ equity	$65,973	$59,431

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2024	2023
Cash flows from operating activities:
Consolidated net income (loss)	$981	$(2,928)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,684	2,242
Stock-based compensation	2,026	1,981
Deferred income taxes	41	(142)
Pension cost	395	538
Changes in operating assets and liabilities:
Accounts receivable	(3,976)	1,270
Prepaid expenses and other current assets	246	634
Other assets	396	45
Accounts payable and accrued expenses	3,348	(526)
Deferred revenues	1,247	(1,330)
Accrued salaries, wages and related benefits	(1,149)	658
Income and other taxes	74	1,741
Net cash provided by operating activities	6,313	4,183

Cash flows from investing activities:
Capital expenditures	(4,067)	(3,012)
Proceeds from sale of short term investments - others	-	493
Net cash used in investing activities	(4,067)	(2,519)

Cash flows from financing activities:
Proceeds from exercise of stock options	783	2,179
Withholding taxes on net settlement of restricted stock units	(97)	-
Payment of long-term obligations	(294)	(192)
Net cash provided by financing activities	392	1,987

Effect of exchange rate changes on cash and cash equivalents	65	209

Net increase in cash and cash equivalents	2,703	3,860

Cash and cash equivalents, beginning of period	13,806	9,792

Cash and cash equivalents, end of period	$16,509	$13,652

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Consolidated	2024	2023	2024	2023
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$(14)	$(815)	$975	$(2,931)
Provision for income taxes	285	188	709	406
Interest expense	101	40	169	132
Depreciation and amortization	1,418	1,151	2,684	2,242
Severance**	-	-	-	580
Stock-based compensation	992	1,019	2,026	1,981
Non-controlling interests	5	-	6	3
Adjusted EBITDA - Consolidated	$2,787	$1,583	$6,569	$2,413

	Three Months Ended June 30,		Six Months Ended June 30,
DDS Segment	2024	2023	2024	2023
Net loss attributable to DDS Segment	$(460)	$(554)	$(34)	$(1,195)
Provision for income taxes	283	186	704	400
Interest expense	100	38	167	130
Depreciation and amortization	479	257	843	483
Severance**	-	-	-	33
Stock-based compensation	868	865	1,763	1,670
Non-controlling interests	5	-	6	3
Adjusted EBITDA - DDS Segment	$1,275	$792	$3,449	$1,524

	Three Months Ended June 30,		Six Months Ended June 30,
Synodex Segment	2024	2023	2024	2023
Net income attributable to Synodex Segment	$316	$121	$592	$135
Depreciation and amortization	157	162	294	324
Severance**	-	-	-	6
Stock-based compensation	49	59	98	117
Adjusted EBITDA - Synodex Segment	$522	$342	$984	$582

	Three Months Ended June 30,		Six Months Ended June 30,
Agility Segment	2024	2023	2024	2023
Net income (loss) attributable to Agility Segment	$130	$(382)	$417	$(1,871)
Provision for income taxes	2	2	5	6
Interest expense	1	2	2	2
Depreciation and amortization	782	732	1,547	1,435
Severance**	-	-	-	541
Stock-based compensation	75	95	165	194
Adjusted EBITDA - Agility Segment	$990	$449	$2,136	$307

**Represents non-recurring severance incurred for a reduction in headcount in connection with the re-alignment of the Company’s cost structure.

INNODATA INC. AND SUBSIDIARIES

CONSOLIDATED REVENUE BY SEGMENT

(Unaudited)

(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
DDS	$25,410	$13,180	$45,116	$25,927
Synodex	1,986	2,112	3,857	3,976
Agility	5,157	4,363	10,084	8,591
Total Consolidated	$32,553	$19,655	$59,057	$38,494